Moody National REIT II, Inc. S-4/A

Exhibit 99.2

YOUR VOTE IS IMPORTANT!

INTERNET
P.O. Box 8035 Cary, NC 27512-9916	Go To: www.proxypush.com/moody
	●	Cast your vote online.
	●	Have your Proxy Card ready.
	●	Follow the simple instructions to record your vote.
	●	Your Election Form can only be processed by phone or mail.
PHONE
Call 866-256-0967
	●	Use any touch-tone telephone.
	●	Have your Proxy Card and Election Form ready.
	●	Follow the simple recorded instructions.
MAIL
	●	Mark, sign and date your Proxy Card and Election Form
	●	Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.

PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916

Please fold here—Do not separate

REVOCABLE PROXY
MOODY NATIONAL REIT I, INC.
SPECIAL MEETING OF STOCKHOLDERS – MAY 24, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Moody National REIT I, Inc., a Maryland corporation (the “Company”), hereby appoints Brett C. Moody and Robert W. Engel, or either of them, as proxies for the undersigned, with full power of substitution, in each of them, to attend the Special Meeting of Stockholders of the Company to be held at the offices of Moody National REIT I, Inc., 6363 Woodway Drive, Suite 110, Houston, Texas 77057, at 10:00 a.m. local time, on May 24, 2017, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement/Prospectus, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS WHO DO NOT VOTE OR ABSTAIN FROM MAKING AN ELECTION WITH RESPECT TO THE MERGER CONSIDERATION WILL BE DEEMED TO HAVE ELECTED TO RECEIVE SHARES OF COMMON STOCK OF MOODY NATIONAL REIT II, INC. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer’s position with the entity.

Signature and Title, if applicable

Additional Signature (if held jointly)

Date	Scan code for mobile voting

PLEASE BE SURE TO MARK THIS CARD ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Stockholders, Proxy Statement, Form of Proxy and
our 2016 Annual Report are available at www.proxypush.com/moody

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.

		FOR	AGAINST	ABSTAIN

1.	To approve a proposal, which we refer to as the “Merger”, to merge the Company with and into Moody Merger Sub, LLC, a wholly-owned subsidiary of Moody National REIT II, Inc., a Maryland corporation, which we refer to as “Moody II”, pursuant to the Agreement and Plan of Merger, dated as of November 16, 2016, as it may be amended or modified from time to time, by and among Moody II, Moody National Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of Moody II, Moody Merger Sub, LLC, Moody National Advisor II, LLC, the Company, Moody National Operating Partnership I, LP, a Delaware limited partnership, and Moody National Advisor I, LLC.	☐	☐	☐

2.	To approve a proposal to amend the Company’s charter, which we refer to as the “Charter Amendment,” by deleting provisions related to substantive and procedural requirements for certain transactions, which are referred to as “Roll-Up Transactions;” and	☐	☐	☐

3.	To approve a proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies in favor of the proposals to approve the Merger and the Charter Amendment.	☐	☐	☐

Election Form

NOTICE: In addition to the proxy above, please complete this election form to select the consideration that you will receive for your shares of the Company’s common stock if the Merger is approved. Please see the following page for instructions on how to complete this election form.

Your Name:

Account Number:

Name of Your Financial Advisor:

Total Shares of Company’s Common Stock That You Own:

Stock Election ☐	Cash Election	☐

Number of Shares Subject to Stock Election:	Number of Shares Subject to Cash Election:

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

INSTRUCTIONS FOR COMPLETION OF ELECTION FORM

Please read the instructions below carefully before completing the election form on the preceding page.

Pursuant to the Merger Agreement, as described in the accompanying Proxy Statement/Prospectus, upon the closing of the Merger, each share of common stock of the Company will be converted into the right to receive either (i) “cash consideration,” which is cash in the amount of $10.25 per share of common stock of the Company or (ii) “stock consideration,” which is a number of shares of common stock of Moody II equal to an exchange ratio of $10.25/$25.00, or 0.41.

The election form allows you to elect to receive either the cash consideration or the stock consideration for each share of the Company’s common stock that you own. You are encouraged to make an election with respect to each share of the Company’s common stock that you own. Any shares of the Company’s common stock for which no election is made will receive the stock consideration.

The following examples illustrate how to complete the election form.

Example #1: If a Company stockholder owns 1,000 shares of the Company’s common stock and wants to receive the cash consideration for 500 of those shares and to receive the stock consideration for 500 of those shares, the stockholder should complete the election form as follows:

Total Shares of Company’s Common Stock That You Own:		1,000

Stock Election		Cash Election

Number of Your Shares Subject to Stock Election	500	Number of Your Shares Subject to Cash Election	500

Example #2: If a Company stockholder owns 1,000 shares of the Company’s common stock and wants to receive the cash consideration for all 1,000 of those shares, the stockholder should complete the election form as follows:

Total Shares of Company’s Common Stock That You Own:		1,000

Stock Election	☐	Cash Election

Number of Shares Subject to Stock Election:	0	Number of Shares Subject to Stock Election:	1,000

PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY AND FORM OF ELECTION FORM IN THE ENCLOSED ENVELOPE. YOUR ELECTION FORM MUST BE RECEIVED BY  MAY 23, 2017 FOR YOUR ELECTION TO BE VALID.